PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Senior Floating Rate Income Fund II and First Trust High Yield Opportunities 2027 Term Fund

WHEATON, IL — (BUSINESS WIRE) — November 13, 2023 — First Trust Advisors L.P. ("FTA") announced today that its Leveraged Finance Investment Team, portfolio manager for First Trust Senior Floating Rate Income Fund II (NYSE: FCT) and First Trust High Yield Opportunities 2027 Term Fund (NYSE: FTHY) (each a "Fund" or collectively, the "Funds"), will release an update on the market and the Funds for financial professionals and investors. To listen to the update, click on the following link:

FCT & FTHY Replay 11/15/2023

The update will be available Wednesday, November 15, 2023, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Friday, December 15, 2023

FCT is a diversified, closed-end management investment company. The Fund's primary investment objective is to seek a high level of current income. As a secondary objective, the Fund attempts to preserve capital. The Fund pursues these investment objectives by investing primarily in senior secured floating-rate corporate loans. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in lower grade debt instruments.

FTHY is a diversified, closed-end management investment company. The Fund's investment objective is to provide current income. Under normal market conditions, the Fund will seek to achieve its investment objective by investing at least 80% of its managed assets in high yield debt securities of any maturity that are rated below investment grade at the time of purchase or unrated securities determined by First Trust Advisors L.P. ("FTA") to be of comparable quality. High yield debt securities include U.S. and non-U.S. corporate debt obligations and senior, secured floating rate loans ("Senior Loans"). Securities rated below investment grade are commonly referred to as "junk" or "high yield" securities and are considered speculative with respect to the issuer's capacity to pay interest and repay principal. There can be no assurance that the Fund will achieve its investment objective or that the Fund's investment strategies will be successful.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $187 billion as of October 31, 2023 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Principal Risk Factors: Risks are inherent in all investing. Certain risks that may be applicable to a fund are identified below but not all of the material risks relevant to each fund are included below and not all of the risks below apply to each fund. The material risks of investing in each fund are spelled out in its prospectus, statement of additional information and other regulatory filings. The order of the below risk factors does not indicate the significance of any particular risk factor.

Past performance is no assurance of future results. Investment return and market value of an investment in the Funds will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Funds’ investment objectives will be achieved. The Funds may not be appropriate for all investors.

Market risk is the risk that a particular security, or shares of a fund in general may fall in value. Securities are subject to market fluctuations caused by such factors as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious disease or other public health issues, recessions, natural disasters or other events could have significant negative impact on a fund.

Current market conditions risk is the risk that a particular investment, or shares of the fund in general, may fall in value due to current market conditions. As a means to fight inflation, the Federal Reserve and certain foreign central banks have raised interest rates and expect to continue to do so, and the Federal Reserve has announced that it intends to reverse previously implemented quantitative easing. Recent and potential future bank failures could result in disruption to the broader banking industry or markets generally and reduce confidence in financial institutions and the economy as a whole, which may also heighten market volatility and reduce liquidity. In February 2022, Russia invaded Ukraine which has caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, and the United States. The hostilities and sanctions resulting from those hostilities have and could continue to have a significant impact on certain fund investments as well as fund performance and liquidity. The COVID-19 global pandemic, or any future public health crisis, and the ensuing policies enacted by governments and central banks have caused and may continue to cause significant volatility and uncertainty in global financial markets, negatively impacting global growth prospects.

The Funds will typically invest in senior loans rated below investment grade, which are commonly referred to as "junk" or "high-yield" securities and considered speculative because of the credit risk of their issuers. Such issuers are more likely than investment grade issuers to default on their payments of interest and principal owed to the Funds, and such defaults could reduce the Funds’ NAV and income distributions. An economic downturn would generally lead to a higher non-payment rate, and a senior loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan's value.

The debt securities in which a fund invests are subject to certain risks, including issuer risk, reinvestment risk, prepayment risk, credit risk, liquidity risk and interest rate risk. Issuer risk is the risk that the value of fixed-income securities may decline for a number of reasons which directly relate to the issuer. Reinvestment risk is the risk that income from a fund's portfolio will decline if a fund invests the proceeds from matured, traded or called bonds at market interest rates that are below a fund portfolio's current earnings rate. Prepayment risk is the risk that, upon a prepayment, the actual outstanding debt on which a fund derives interest income will be reduced. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Interest rate risk is the risk that fixed-income securities will decline in value because of changes in market interest rates.

The senior loan market has seen an increase in loans with weaker lender protections which may impact recovery values and/or trading levels in the future. The absence of financial maintenance covenants in a loan agreement generally means that the lender may not be able to declare a default if financial performance deteriorates. This may hinder a Fund's ability to reprice credit risk associated with a particular borrower and reduce a Fund's ability to restructure a problematic loan and mitigate potential loss. As a result, a Fund's exposure to losses on investments in senior loans may be increased, especially during a downturn in the credit cycle or changes in market or economic conditions.

The London Interbank Offered Rate ("LIBOR") has ceased to be made available as a reference rate. Any potential effects of the transition away from LIBOR on a fund or on certain instruments in which a fund invests is difficult to predict and could result in losses to a fund. The unavailability or replacement of LIBOR may affect the value, liquidity or return on certain fund investments and may result in costs incurred in connection with closing out positions and entering into new trades.

A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans are typically secured by a second priority security interest or lien on specified collateral securing the Borrower's obligation under the interest. Because second lien loans are second to first lien loans, they present a greater degree of investment risk. Specifically, these loans are subject to the additional risk that the cash flow of the Borrower and property securing the loan may be insufficient to meet scheduled payments after giving effect to those loans with a higher priority. In addition, loans that have a lower than first lien priority on collateral of the Borrower generally have greater price volatility than those loans with a higher priority and may be less liquid.

In the event a borrower fails to pay scheduled interest or principal payments on a senior loan held by a fund, a fund will experience a reduction in its income and a decline in the value of the senior loan, which will likely reduce dividends and lead to a decline in the net asset value of a fund's common shares. If a fund acquires a senior loan from another lender, for example, by acquiring a participation, a fund may also be subject to credit risks with respect to that lender. Although senior loans may be secured by specific collateral, the value of the collateral may not equal a fund's investment when the senior loan is acquired or may decline below the principal amount of the senior loan subsequent to a fund's investment. Also, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, a fund bears the risk that the stock may decline in value, be relatively illiquid, and/or may lose all or substantially all of its value, causing the senior loan to be under collateralized. Therefore, the liquidation of the collateral underlying a senior loan may not satisfy the issuer's obligation to a Fund in the event of non-payment of scheduled interest or principal, and the collateral may not be readily liquidated.

Distressed securities frequently do not produce income while they are outstanding. A fund may be required to incur certain extraordinary expenses in order to protect and recover its investment. A fund also will be subject to significant uncertainty as to when and in what manner and for what value the obligations evidenced by the distressed securities will eventually be satisfied.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

A Fund's portfolio is also subject to credit risk, interest rate risk, liquidity risk, prepayment risk and reinvestment risk. Interest rate risk is the risk that fixed-income securities will decline in value because of changes in market interest rates. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Credit risk may be heightened for a Fund because it invests in below investment grade securities. Liquidity risk is the risk that the fund may have difficulty disposing of senior loans if it seeks to repay debt, pay dividends or expenses, or take advantage of a new investment opportunity. Prepayment risk is the risk that, upon a prepayment, the actual outstanding debt on which a Fund derives interest income will be reduced. A Fund may not be able to reinvest the proceeds received on terms as favorable as the prepaid loan. Reinvestment risk is the risk that income from a Fund's portfolio will decline if a Fund invests the proceeds from matured, traded or called instruments at market interest rates that are below a Fund's portfolio's current earnings rate.

The risks of investing in the Funds are spelled out in the shareholder reports and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Funds’ daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN — (630) 915-6784

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Source: First Trust Advisors L.P.